UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BancTrust Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancTrust Financial Group, Inc.

100 Saint Joseph Street

Mobile, Alabama 36602

Telephone 251/431-7800

[BancTrust Logo]

April 11, 2005

Dear Shareholders,

The 2005 Annual Meeting of BancTrust Financial Group, Inc. will be held at 10:00 a.m. on Thursday, May 12, 2005, at the corporate offices located at 100 Saint Joseph Street, Mobile, Alabama 36602. The directors and officers join me in extending an invitation to you to attend the meeting.

Enclosed are the Secretary’s official Notice of Annual Meeting, a Proxy Statement and a Form of Proxy. Also enclosed is our 2004 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2004.

We hope very much that you will attend the meeting, but, whether you plan to attend or not, we would appreciate your signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

We sincerely appreciate your support and cooperation, and we earnestly solicit your continued help during 2005.

We look forward to seeing you on May 12, 2005, in Mobile.

Sincerely,

/s/ W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr.
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

BancTrust Financial Group, Inc.

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama, on May 12, 2005, at 10:00 a.m., C.D.T. for the purpose of considering and voting upon the following matters:

1. Election of Directors. Election as directors of the sixteen nominees named in the enclosed Proxy Statement.

2. Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Only those shareholders of record at the close of business on March 18, 2005, will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President,
CFO and Secretary

Mobile, Alabama

April 11, 2005

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

BANCTRUST FINANCIAL GROUP, INC.

100 Saint Joseph Street, Mobile, Alabama 36602

PROXY STATEMENT

Annual Meeting, May 12, 2005, 10:00 a.m., C.D.T.

This Proxy Statement and the enclosed Proxy are first being mailed on or about April 11, 2005, to shareholders of BancTrust Financial Group, Inc. (“BancTrust”) in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at the Annual Meeting of Shareholders on May 12, 2005, to be held at 100 Saint Joseph Street, Mobile, Alabama, and any adjournment thereof.

BancTrust is the parent company and owner of 100% of the stock of BankTrust (the “Mobile Bank”), headquartered in Mobile, Alabama, Sweet Water State Bank (the “Sweet Water Bank”), headquartered in Sweet Water, Alabama, BancTrust Company, Inc. (the “Trust Company”), headquartered in Mobile, Alabama, BankTrust of Alabama (the “Eufaula Bank”), headquartered in Eufaula, Alabama, and BankTrust (Florida) (the “Santa Rosa Beach Bank”), headquartered in Santa Rosa Beach, Florida.

VOTING SECURITIES

As of the record date, March 18, 2005, there were 11,074,426 shares of BancTrust’s common stock outstanding. Each share is entitled to one vote.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of BancTrust; (ii) each executive officer named in the Summary Compensation Table; and (iii) the directors and executive officers of BancTrust as a group.

Number of Shares of Common Stock and Nature of

Beneficial Ownership as of March 18, 2005(1)

	Voting/Investment Power						Percentage of Total(2)
Name of Beneficial Owner or Group	Sole		Shared		Aggregate
Stephen G. Crawford	147,650	(3)	4,950	(4)	152,600		1.38%
David C. De Laney	39,650	(5)	33,550	(6)	73,200.67
Robert M. Dixon (7)	34,929	(8)	196,026	(9)	230,955		2.09
Robert M. Dixon, Jr. (7)	18,161		0		18,161.16
Greg B. Faison	87,402		0		87,402.79
James A. Faulkner	7,159	(10)	185	(11)	7,344.07
Michael D. Fitzhugh	24,730	(12)	0		24,730.22
Broox G. Garrett, Jr. (13)	8,939	(14)	78,994	(15)	87,933.79
W. Dwight Harrigan	214,400		0		214,400		1.94
James P. Hayes, Jr.	6,265	(16)	37,618	(17)	43,883.40
Clifton C. Inge (18)	39,100	(19)	0		39,100.35
F. Michael Johnson	58,370	(20)	0		58,370.52
Caulie T. Knowles, III	26,921	(21)	0		26,921.24
W. Bibb Lamar, Jr.	116,622	(22)	1,342	(23)	117,964		1.06
John H. Lewis, Jr.	6,346	(24)	17,323	(25)	23,669.21
Harris V. Morrissette (18)	22,011	(26)	400	(27)	22,411.20
J. Stephen Nelson	28,100		592	(28)	28,692.26
Paul D. Owens, Jr.	74,242	(29)	256,880	(30)	331,122		2.99
Dennis A. Wallace	16,689	(31)	3,334	(32)	20,023.18
Earl H. Weaver (13)	60,571	(33)	33,572	(34)	94,143.85

All directors, director nominees and executive officers of BancTrust as a group (21 persons)	1,065,867		665,216		1,731,083	(35)	15.42%

(1)	The table includes shares of stock treated as beneficially owned under Securities and Exchange Commission regulations. Shares are beneficially owned if, through any contract, relationship, arrangement, understanding, or otherwise, either voting power or investment power is held or shared directly or indirectly. Shares deemed to be beneficially owned also include shares which may be acquired within sixty days. The total number of shares beneficially owned is broken down into the following two categories: (i) shares as to which voting power/investment power is held solely; and (ii) shares as to which voting power/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned as a percentage of outstanding shares.

(2)	The percentage calculations for Messrs, Fitzhugh, Johnson, Knowles and Lamar assume that all 132,273 shares subject to their exercisable outstanding options at March 18, 2005, were outstanding. The percentage calculations for Messrs, Garrett, Hayes, Inge, Morrissette, Owens and Weaver assume that all 3,900 shares subject to their exercisable outstanding options at March 18, 2005, were outstanding. The percentage calculation for all directors and executive officers of BancTrust, as a group, assumes that all 152,423 shares subject to exercisable outstanding options at March 18, 2005, were outstanding.

(3)	Includes 40,000 shares owned by the trustee of Mr. Crawford’s self-directed subaccount of his law firm’s retirement plan and 4,500 shares owned by Mr. Crawford as trustee for two of his children.

(4)	The figure includes the following shares as to which Mr. Crawford disclaims any actual beneficial ownership: 2,700 shares owned by his wife; and 2,250 shares owned by his wife as custodian for two of his children under the Uniform Transfers to Minors Act.

(5)	Includes 18,500 shares owned by The Christopher Company, an Alabama general partnership. Mr. De Laney is a general partner in the partnership.

(6)	All such shares are owned by the trustee of Mr. De Laney’s employer’s retirement plan. Mr. De Laney may be deemed to share voting and investment power with respect to those shares.

(7)	Mr. Dixon is Mr. Dixon, Jr.’s father.

(8)	Includes 3,939 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Dixon has sole voting and investment power.

(9)	Includes the following shares as to which Mr. Dixon disclaims any actual beneficial ownership: 160,300 shares owned through the Robert M. Dixon Family Partnership, a family partnership of which Mr. Dixon is managing partner and as such has shared voting and investment power; 3,805 shares owned as trustee for three separate trusts for his grandchildren; 13,066 shares owned by his wife; and 18,855 shares owned as co-trustee under the will of Janie D. Dixon.

(10)	Includes 6,354 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Faulkner has sole voting and investment power.

(11)	All 185 shares are owned by Mr. Faulkner’s wife.

(12)	Includes 19,680 shares subject to purchase within 60 days pursuant to options granted to Mr. Fitzhugh as to which he would have sole voting and investment power.

(13)	Mr. Garrett and Mr. Weaver are first cousins.

(14)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Garrett as to which he would have sole voting and investment power and 1,697 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Garrett has sole voting and investment power.

(15)	Includes 69,268 shares owned by Mr. Garrett as trustee of the Broox G. Garrett Family Trust and 9,726 shares owned jointly with his wife.

(16)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Hayes as to which he would have sole voting and investment power.

(17)	All such shares are owned by Mr. Hayes as co-trustee of the Elizabeth Brannon Hayes Marital Trust.

(18)	Mr. Inge is Mr. Morrissette’s uncle.

(19)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Inge as to which he would have sole voting and investment power.

(20)	Includes 30,680 shares subject to purchase within 60 days pursuant to options granted to Mr. Johnson as to which he would have sole voting and investment power.

(21)	Includes 13,083 shares subject to purchase within 60 days pursuant to options granted to Mr. Knowles as to which he would have sole voting and investment power.

(22)	Includes 68,830 shares subject to purchase within 60 days pursuant to options granted to Mr. Lamar as to which he would have sole voting and investment power.

(23)	Includes 1,125 shares owned by Mr. Lamar as custodian under the Uniform Transfers to Minors Act and 217 shares owned by his wife through her self-directed IRA account.

(24)	Includes 1,554 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Lewis has sole voting and investment power.

(25)	Includes 750 shares owned by Mr. John Lewis as Executor of his father’s estate, 16,123 shares owned jointly with his wife and 450 shares owned by his wife.

(26)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Morrissette as to which he would have sole voting and investment power and 1,808 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Morrissette has sole voting and investment power.

(27)	All 400 shares are owned by Mr. Morrissette as custodian under the Uniform Transfers to Minors Act.

(28)	All 592 shares are owned by Mr. Nelson’s wife.

(29)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Owens as to which he would have sole voting and investment power.

(30)	Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. Owens is a managing partner, 69,100 shares owned as trustee of two revocable management trusts for his daughters, 6,264 shares owned jointly with his wife and 9,082 shares owned by his wife.

(31)	Includes 1,356 shares owned through the Directors’ Deferred Compensation Plan as to which Mr. Wallace has sole voting and investment power.

(32)	Includes 3,226 shares owned by the Ann P. Wallace Revocable Trust and 108 shares owned as custodian for his son, all of which shares Mr. Wallace disclaims any actual beneficial ownership.

(33)	Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Weaver as to which he would have sole voting and investment power.

(34)	Includes 33,572 shares owned by Mr. Weaver’s wife, as to which Mr. Weaver disclaims any actual beneficial ownership.

(35)	Includes 152,423 shares subject to purchase within 60 days pursuant to options granted to directors and officers of BancTrust, as to which they would have sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that BancTrust’s directors and executive officers, and persons who own more than ten percent of BancTrust’s common stock, file with the Securities and Exchange Commission reports relating to their ownership and changes in ownership of common stock and other equity securities of BancTrust. Management believes, based solely upon information furnished to BancTrust and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2004 filed the reports on a timely basis except as follows:

Name	Date of Transaction	Number of Shares		Filing Date
Paul D. Owens, Jr.	02/25/04	2,000		03/15/04
W. Bibb Lamar, Jr.	01/12/04	9,000		03/10/05
	07/21/04	10,000	*	03/10/05
F. Michael Johnson	07/21/04	4,000	*	03/10/05
Michael D. Fitzhugh	07/21/04	4,000	*	03/10/05
Caulie T. Knowles, III	03/17/04	13,083	*	03/10/05

*	Options Granted

ELECTION OF DIRECTORS

Number and Term

The Articles of Incorporation of BancTrust provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at sixteen the number of directors to be elected at the 2005 Annual Meeting. The directors so elected will serve a term of one year.

Nominees

The persons named below are the Board’s nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current BancTrust Board of Directors except for director nominee Robert M. Dixon, Jr.

Stephen G. Crawford	Broox G. Garrett, Jr.
A BancTrust director since 1985	A BancTrust director since 1993

Mr. Crawford, age 65, served on a temporary basis as an executive officer of BancTrust from August 2003 until the end of 2004. He is a member of the Hand Arendall, L.L.C. law firm, Mobile, Alabama, where he has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director since 1998 of the Trust Company.

Mr. Garrett, age 56, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett served as a director of BankTrust, Brewton and its predecessor from 1983 until 2003, when it was merged into the Mobile Bank, and he has served as a director of the Trust Company since 1998.

David C. De Laney	W. Dwight Harrigan
A BancTrust director since 1985	A BancTrust director since 1997

Mr. De Laney, age 57, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a position he has held since 1978. Mr. De Laney has been a director of the Mobile Bank since 1986.

Mr. Harrigan, age 67, has alternated annually, since 1983, as President and Executive Vice President of Scotch Lumber Company, Fulton, Alabama. Mr. Harrigan has also served, since 1987, as Chairman of the Board of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan served as a director of the Mobile Bank from 1986 until April 2004.

Robert M. Dixon, Jr.	James P. Hayes, Jr.
A BancTrust director nominee	A BancTrust director since 1993

Mr. Dixon, age 42, has been President of M.C. Dixon Lumber Company, Inc., Eufaula, Alabama, since 2003. From 1988-2003 Mr. Dixon served as Vice President of M.C. Dixon Lumber Company, Inc. Mr. Dixon has been Chairman of the Board of the Eufaula Bank since January 2005 and a director since 2000.

Mr. Hayes, age 57, is President of the Economic Development Partnership of Alabama, Birmingham, Alabama, a position he has held since August 2002. Mr. Hayes served as Senior Advisor and Executive Secretary to the Governor of the State of Alabama in 2001, as Senior Advisor to the Governor of Alabama and Director of the Alabama Development Office in 2000, and Revenue Commissioner for the State of Alabama in 1999. Mr. Hayes served as a director of BankTrust, Brewton and its predecessor from 1985 until it was merged into the Mobile Bank in 2003.

Greg B. Faison	Clifton C. Inge
A BancTrust director since 2004	A BancTrust director since 1985

Mr. Faison, age 57, retired in December 2003 as President and Chief Executive Officer of CommerceSouth, Inc., a position he held from 1988-2003. From 1988 until its merger with BancTrust at the end of 2003, Mr. Faison served as a director of CommerceSouth, Inc., and from 1991 until 2003 he served as a director of CommerceSouth Bank, Florida.

Mr. Inge, age 68, is retired Chairman of the Board of Willis of Mobile, Inc., a subsidiary of Willis Group Limited, insurance brokers, a position he held from 1991-1998. Mr. Inge served as a director of the Trust Company from 1998-2003 and served as a director of the Mobile Bank from 1986 until April 2004.

James A. Faulkner
A BancTrust director since 2004

Mr. Faulkner, age 60, has served since 2000 as a director of Branch Banking & Trust, Co., Winston-Salem, North Carolina and as an advisory director of the Georgia Advisory Board of Branch Banking & Trust, Co. of North Carolina. Previously Mr. Faulkner served as Vice Chairman of the Board (2000-2001) and Chief Executive Officer (1997-2000) of Century South Banks, Inc. From 2000 until its merger with BancTrust at the end of 2003, Mr. Faulkner served as a director of CommerceSouth, Inc.

W. Bibb Lamar, Jr.	Paul D. Owens, Jr.

A BancTrust director since 1989	A BancTrust director since 1997

Mr. Lamar, age 61, has been President, Chief Executive Officer and a director of BancTrust since 1989 and Chairman since 1998 and Chief Executive Officer and a director since 1989 of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989-1998.

Mr. Owens, age 59, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens served as a director of the Mobile Bank from 1986 until April 2004.

John H. Lewis, Jr.	Dennis A. Wallace

A BancTrust director since 2002	A BancTrust director since 2004

Mr. Lewis, age 63, has been President and Chairman of the Board of Lewis Communications, Inc., Mobile, Alabama, a full service advertising, marketing and public relations firm with offices in Mobile, Birmingham and Nashville, since 1976. Mr. Lewis served as a director of the Mobile Bank from 1993 until April 2004.

Mr. Wallace, age 55, has served as Chairman of the Santa Rosa Bank (previously known as CommerceSouth Bank, Florida) since 2000. Mr. Wallace is a licensed realtor with Baywood Realty, Santa Rosa Beach, Florida, a position he has held since 2003. From 1988-2000 Mr. Wallace was the owner of South Bay ACE Hardware & Lumber Co., Inc., Santa Rosa Beach, Florida. From 2000 until its merger with BancTrust at the end of 2003, Mr. Wallace served as a director of CommerceSouth, Inc.

Harris V. Morrissette	Earl H. Weaver

A BancTrust director since 1997	A BancTrust director since 1993

Mr. Morrissette, age 45, has been President of Marshall Biscuit Company, Inc., Mobile, Alabama, since 1994 and has also served as Chairman of the Board of Azalea Aviation, Inc. since 1993. Mr. Morrissette served as a director of the Mobile Bank from 1990 until April 2004. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission: EnergySouth, Inc. and The Williamsburg Investment Trust.

Mr. Weaver, age 66, has been the sole proprietor of Earl H. Weaver Management Services, a timber, oil, gas and general management concern, since 1979. Mr. Weaver served as a director of BankTrust, Brewton and its predecessor from 1981 until it was merged into the Mobile Bank in 2003, and he has served since 1998 as a director of the Trust Company.

J. Stephen Nelson

A BancTrust director since 1993

Mr. Nelson, age 67, has been Chairman of the Board since 1993 of BancTrust. He served as a director of BankTrust, Brewton and its predecessor, First National Bank, Brewton, from 1979 until it was merged into the Mobile Bank in 2003. Mr. Nelson served as Chief Executive Officer of BankTrust, Brewton and its predecessor from 1984 until 1998 and as Chairman from 1993 to 2003. Mr. Nelson also served as a director of the Trust Company from 1998 until 2003.

Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board’s substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

The Articles of Incorporation and Bylaws of BancTrust permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. They provide that any new director so elected holds office until the next annual shareholders’ meeting.

DIRECTOR COMMITTEES AND ATTENDANCE

The BancTrust Board of Directors held six meetings during 2004. The Board has the following standing committees: Executive, Audit, Compensation and ALCO (Asset Liability). The Executive Committee (whose members presently are Messrs, Crawford, Hayes, Inge, Lamar, Morrissette, Nelson, Owens, Wallace and Weaver) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws and the Alabama Business Corporation Act. The Executive Committee also acted as the Compensation Committee during 2004. In January 2005, the Board of Directors reconstituted its Compensation Committee, which had been dormant in 2004. There were eight meetings of the Executive Committee in 2004. The reports of the Audit Committee and the Compensation Committee are included in this Proxy Statement.

During 2004 no director attended fewer than 75% of the total number of meetings of the Board of Directors of BancTrust and meetings of committees of which they were members. Seven directors attended BancTrust’s 2004 Annual Meeting of Shareholders.

Each bank subsidiary has standing committees composed of directors from their respective Boards. With the exception of the Trust Company, all subsidiaries have a Finance (or Loan), Audit and Personnel (or Salary) Committee. In addition, the Mobile Bank has a Director Nominating Committee and an Executive Committee. The Trust Company has no director committees.

Nominating Committee and Board Composition

BancTrust does not have a nominating committee. BancTrust believes that obtaining input from all of its directors in connection with board nominations enhances the nomination process. BancTrust does not currently have a charter with regard to the nomination process, other than the provisions in its Articles of Incorporation regarding shareholder nominations and a Board resolution designating that a majority of the independent directors will select the nominees. The nominations of the directors standing for election or reelection at the 2005 annual meeting were unanimously approved by the Board of Directors, including unanimous approval by the independent directors of the Board. Of BancTrust’s 16 director nominees, only Messrs, Crawford, Faison, Lamar and Nelson do not meet the requirements for independence set forth in the listing standards of the National Association of Securities Dealers, Inc.

Report of the Audit Committee

Pursuant to its charter as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established, and the audit process. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, a copy of which is attached as Appendix B. The Audit Committee has also adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns. The Audit Committee met five times during 2004.

The Audit Committee reviewed and discussed with management the audited financial statements for BancTrust as of and for the year ended December 31, 2004, as well as the representations of management and the opinion of KPMG LLP (BancTrust’s independent auditor) thereon regarding BancTrust’s internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act. It discussed with BancTrust’s internal auditors and independent auditors the overall scope and plans for their respective audits. It discussed with BancTrust’s internal auditors and KPMG, with and without management present, the results of their examinations, the evaluation of BancTrust’s internal controls, management’s representations regarding internal controls over financial reporting, and the overall quality of BancTrust’s financial reporting. It discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has considered and discussed with the auditor the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in BancTrust’s Annual Report on Form 10-K for the year ended December 31, 2004.

In 2004, the Audit Committee was composed of four BancTrust directors, all of whom are listed below. Each committee member met the requirements for independence set forth in the Audit Committee Charter and in the listing standards of the National Association of Securities Dealers, Inc. for the year 2004. The Board of Directors has determined that David C. De Laney qualifies as an “audit committee financial expert” under federal securities laws.

Submitted by,

David C. De Laney, Chairman

James A. Faulkner

Harris V. Morrissette

Earl H. Weaver

Code of Ethics

BancTrust has a Code of Ethics that applies to each director, officer and employee of BancTrust and its affiliates. This Code of Ethics is included as Appendix C to this Proxy Statement. BancTrust will furnish a copy of its Code of Ethics to any person without charge upon request.

EXECUTIVE OFFICERS

The following table reflects certain information concerning the executive officers of BancTrust. Each such officer holds his office(s) until the first meeting of the Board of Directors following the annual meeting of shareholders each year, or until a successor is chosen, subject to removal at any time by the Board of Directors. Except as otherwise indicated, no family relationships exist among the executive officers and directors of BancTrust, and no such officer holds his office(s) by virtue of any arrangement or understanding between him and any other person except the Board of Directors.

Name, Age and Office(s) with BancTrust	Other Positions with BancTrust
J. Stephen Nelson – age 67[1]
Chairman (since 1993)	Director (since 1993)

W. Bibb Lamar, Jr. – age 61[2]
President and CEO (since 1989)	Director (since 1989)

F. Michael Johnson – age 59[3]
Executive Vice President, CFO
and Secretary (since 1993)	None

Michael D. Fitzhugh – age 56[4]
Executive Vice President (since 2004)	None

Caulie T. Knowles, III – age 46[5]
Executive Vice President (since 2004)	None

[1]	Previously Chairman, 1993-2003, Chief Executive Officer, 1984-2003, and Director, 1979-2003, BankTrust, Brewton, which merged into the Mobile Bank in 2003; and director, 1998-2003, the Trust Company

[2]	Chief Executive Officer and Director, since 1989, and Chairman, since 1998, the Mobile Bank; Director since 1998, the Trust Company, Previously President (1989-1998), the Mobile Bank.

[3]	Executive Vice President and Cashier, since 1986, the Mobile Bank.

[4]	President, Chief Operating Officer and Director since 1998, the Mobile Bank; Director, since January 2004, the Trust Company.

[5]	President, Chief Executive Officer and Director since 1997, the Santa Rosa Beach Bank; President, Chief Executive Officer and Director since 2002, the Eufaula Bank. Chief Operating Officer of CommerceSouth, Inc. from 2002 until its merger with BancTrust in 2003.

EXECUTIVE COMPENSATION

Compensation

The table below reflects annual compensation for W. Bibb Lamar, Jr., Stephen G. Crawford, Michael D. Fitzhugh, Caulie T. Knowles, III and F. Michael Johnson for services rendered in 2004, 2003, and 2002 to BancTrust and its subsidiaries, the Mobile Bank and the Santa Rosa Beach Bank.

SUMMARY COMPENSATION TABLE

	Annual Compensation[1]			Long Term Compensation
Name and Principal Position	Year	Salary($)[2]	Bonus($)[3]	Awards Shares Underlying Options/SARs	All Other Compensation($)[4]
W. Bibb Lamar, Jr.	2004	$290,000	$126,672	10,000	$17,615
CEO, President and Director,	2003	250,000	50,000	0	14,722
BancTrust; CEO, Chairman	2002	230,000	80,000	0	15,851
and Director, Mobile Bank;
Director, Trust Company

Stephen G. Crawford[5]	2004	$217,700	0	0	0
General Counsel and Director,	2003	98,233	$10,000	0	0
BancTrust; Director, Mobile Bank;	2002	14,350	0	650	0
Director, Trust Company

Michael D. Fitzhugh	2004	$160,000	$41,016	4,000	$12,597
EVP, BancTrust; COO,	2003	153,000	10,000	0	11,294
President and Director	2002	147,000	36,000	0	10,706
Mobile Bank; Director,
Trust Company

Caulie T. Knowles, III	2004	$160,000	$64,893	13,083	$12,026
EVP, BancTrust; CEO, President	2003	126,920	37,500	0	11,830
and Director, Santa Rosa Beach	2002	115,233	42,375	0	9,736
Bank; CEO, President and
Director, Eufaula Bank

F. Michael Johnson	2004	$155,000	$48,639	4,000	$13,113
EVP, CFO, and Secretary,	2003	136,000	25,000	0	9,969
BancTrust; EVP, CFO,	2002	124,000	29,800	0	9,679
and Secretary, Mobile Bank

[1]	Although Messrs, Lamar, Crawford, Fitzhugh, Knowles and Johnson each received perquisites and other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate, for any one of them, the lesser of $50,000 or 10% of his salary and bonus in any year.

[2]	Includes for Mr. Crawford directors fees paid by BancTrust and its subsidiaries amounting to $17,700 in 2004, $14,900 in 2003 and $14,350 in 2002.

[3]	Amounts shown were paid by BancTrust for all years shown for Messrs, Lamar, Crawford, Fitzhugh and Johnson and for Mr. Knowles in 2004. For Mr. Knowles, in 2003 and 2002 amounts shown were paid by the CommerceSouth, Inc. Incentive Bonus Plan.

[4]	Represents employer matching and other contributions to the BancTrust Savings and Profit Sharing Plan for all years shown for Messrs, Lamar, Fitzhugh and Johnson and for Mr. Knowles in 2004. For Mr. Knowles, in 2003 and 2002 amounts shown represent employer matching and other contributions to the CommerceSouth, Inc. ESOP and 401-k Plans.

[5]	Mr. Crawford resigned as General Counsel at the end of 2004, and he no longer serves as an executive officer. He continues to serve in the other capacities listed.

Stock Options

The following table sets forth the grant of stock options during 2004 to Mr. Lamar, Mr. Crawford, Mr. Fitzhugh, Mr. Knowles and Mr. Johnson.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Shares Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Date Exercisable	Expiration Date	Potential Realizable Value Assuming Rates of Stock Price Appreciation(1)
Name						5%	10%
W. Bibb Lamar, Jr.	10,000	10.75%	$17.225	07/21/2005	07/21/2014	$82,533	$94,665
Stephen G. Crawford	0	0	0	N/A	N/A	0	0
Michael D. Fitzhugh	4,000	4.30%	$17.225	07/21/2005	07/21/2014	$33,013	$37,866
Caulie T. Knowles, III	13,083	14.07%	$17.190	03/17/2005	03/17/2014	$108,435	$124,308
F. Michael Johnson	4,000	4.30%	$17.225	07/21/2005	07/21/2014	$33,013	$37,866

[1]	Calculated by comparing the exercise price of such options and the market value of the shares of common stock subject to such options, assuming the market price of such shares increases by 5% and 10%, respectively, over the term of the options.

The following table includes information with respect to options exercised and unexercised options held by Mr. Lamar, Mr. Crawford, Mr. Fitzhugh, Mr. Knowles and Mr. Johnson. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options/SARs Held At December 31, 2004 (#)		Value of Unexercised In-the-Money Options/SARs At December 31, 2004 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Bibb Lamar, Jr.	9,000	$66,000	10,080	10,000	$130,561	$70,400
			5,000		61,793
			10,000		86,400
			11,250		95,325
			7,500		115,738
			7,500		114,488
			7,500		116,988
Stephen G. Crawford	650	$5,564	0	0	0	0
Michael D. Fitzhugh	0	0	5,180	4,000	$67,094	$28,160
			1,500		18,538
			5,000		10,388
			4,000		34,560
Caulie T. Knowles, III	0	0	13,083	0	$92,562	0
F. Michael Johnson	0	0	5,180	4,000	$67,094	$28,160
			2,000		24,717
			6,000		51,840
			3,000		25,420
			3,000		46,295
			3,000		45,795
			4,500		70,193

[1]	Value realized based on the average of the high and low sale price of BancTrust on the exercise date.

[2]	Based on the average of the low bid and high ask prices quoted on the Nasdaq SmallCap Stock Market on December 31, 2004, minus the exercise price.

Pension Plans

BancTrust maintains a pension plan and certain other long-term compensation plans, as described below.

The following table reflects estimated annual benefits payable under the Retirement Plan for Employees of BancTrust in effect as of December 31, 2004, at various salary and years of service levels, assuming retirement at age 65. These benefits apply to all employees hired on or after January 1, 1995, but before January 1, 2003. Participation in the Plan was frozen for employees hired after December 31, 2002. No employees hired or rehired after this date will participate in the Plan.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
50,000	$5,000	$7,500	$10,000	$12,500	$15,000	$17,500
100,000	10,000	15,000	20,000	25,000	30,000	35,000
150,000	15,000	22,500	30,000	37,500	45,000	52,500
175,000	17,500	26,250	35,000	43,750	52,500	61,250
205,000*	20,000	30,000	40,000	50,000	60,000	70,000
225,000	20,000	30,000	40,000	50,000	60,000	70,000

*	Maximum Compensation for 2004 under IRC 401(a)(17) is $205,000.

The amounts shown are single life benefits computed under the BancTrust Plan’s basic formula. The BancTrust Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee’s average monthly base compensation during the highest 5 consecutive calendar years out of the 10 calendar years preceding retirement, multiplied by years of credited service, not to exceed 40 years. Alternative plan formulas, which are set forth below and which may apply to certain participants who participated in predecessor pension plans, result in a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BancTrust Plan. As of December 31, 2004, Mr. Lamar was credited with 16 years of service, Mr. Fitzhugh was credited with 6 years of service and Mr. Johnson was credited with 19 years of service, Mr. Crawford and Mr. Knowles are not plan participants.

Alternate Formulas. Employees employed before January 1, 1995, including Mr. Lamar and Mr. Johnson, are eligible to receive benefits under whichever of the following alternate formulas is most advantageous to the employee. Generally, the applicable formula cannot be determined until retirement.

The following table reflects estimated annual benefits payable under The Bank of Mobile Pension Plan (the “BOM Plan”) in effect as of December 31, 1994, at various salary and years of service levels, assuming date of birth after 1937 and retirement at age 65.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
50,000	$7,600	$11,400	$15,200	$19,000	$22,800	$22,800
100,000	15,850	23,775	31,700	39,625	47,550	47,550
150,000	24,100	36,150	48,200	60,250	72,300	72,300
175,000	28,255	42,383	56,510	70,638	84,765	84,765
205,000*	32,350	48,525	64,700	80,875	97,050	97,050
225,000	32,350	48,525	64,700	80,875	97,050	97,050

*	Maximum Compensation for 2004 under IRC 401(a)(17) is $205,000.

The amounts reflected are single life benefits computed under the BOM Plan’s basic formula. The BOM Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee’s average monthly base compensation during the highest 60 consecutive months out of the 120 months preceding retirement, plus .65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed 30 years. Alternative plan formulas, in some situations, might produce a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BOM Plan.

The following table reflects estimated annual benefits under the First National Bank Employees’ Pension Plan (the “FNBB Plan”) in effect as of December 31, 1994, at various salary and years of service levels and assumes retirement at age 65.

PENSION PLAN TABLE

Compensation	Years of Credited Service
	10	15	20	25	30	35
50,000	$7,500	$11,250	$15,000	$18,750	$22,500	$26,250
100,000	15,000	22,500	30,000	37,500	45,000	52,500
150,000	22,500	33,750	45,000	56,250	67,500	78,750
175,000	26,250	39,375	52,500	65,625	78,750	91,875
205,000*	30,750	46,125	61,500	76,875	92,250	107,625
225,000	30,750	46,125	61,500	76,875	92,250	107,625

*	Maximum Compensation for 2004 under IRC 401(a)(17) is $205,000.

The amounts reflected are single life benefits computed under the FNBB Plan’s basic formula. The FNBB Plan provides generally for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of benefit service. Final coverage compensation is defined as earnings including wages, salary, bonus, commissions, overtime and any other special compensation over the 5 consecutive calendar years out of the last 10 consecutive years that produces the highest average. Joint and survivor benefits would be less.

Mobile Bank Supplemental Plan. The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement Plan designed to supplement the benefits payable under the BancTrust Plan for certain key employees selected by the Mobile Bank’s Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he would receive under the BancTrust Plan if he were given years-of-service credit as if he were employed by the Mobile Bank his entire banking career, reduced by benefits actually payable to him under the BancTrust Plan and any retirement benefit payable to him under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner.

Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar and Mr. Johnson, cannot be determined until retirement or disability. Management of the Mobile Bank does not believe any current expense and any liabilities associated with the Supplemental Plan are material.

Savings and Profit Sharing Plan. BancTrust maintains the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan. Subject to certain employment and vesting requirements, all BancTrust personnel are permitted to participate in the plan. An eligible employee may defer up to 75% of his or her pay into the plan not to exceed the maximum allowed under Section 402(g) of the Internal Revenue Code and not to exceed the maximum allowed under Sections 401(k), 404 and 415. The employer makes a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. At the beginning of each year the BancTrust Board of Directors sets the profit sharing goal, and at the end of the year the Board of Directors determines the amount of the profit sharing contribution to be made. The profit sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Change in Control Compensation Agreements

The Mobile Bank entered into a Change in Control Compensation Agreement with Mr. Lamar and Mr. Johnson on November 14, 1995 and with Mr. Fitzhugh on July 23, 1998. These Change in Control Compensation Agreements (the “Agreements”) provide that if Mr. Lamar, Mr. Johnson or Mr. Fitzhugh is terminated other than for “cause” (as defined), following a change in control, or if his assigned duties or responsibilities are diminished such that they are inconsistent with his present position, he will be entitled to receive a cash payment equal to three times his average annual earnings (as defined), in the case of Mr. Lamar and Mr. Johnson, and one and one-half times his average annual earnings in the case of Mr. Fitzhugh. Certain other existing employee benefits are also available to each of Mr. Lamar, Mr. Johnson and Mr. Fitzhugh under terms of these Agreements for a period after termination of three years for Mr. Lamar and Mr. Johnson and eighteen months for Mr. Fitzhugh. The Agreements automatically renew each calendar year unless terminated by the Mobile Bank, as the case may be, at least 90 days prior to any December 31.

Compensation of Directors

In 2004 BancTrust directors who were not full time employees were paid a $6,300 annual retainer, $500 for each Board meeting attended and $250 for each committee meeting attended. In 2005 these fees have been increased to a $10,300 annual retainer, $750 for each Board meeting attended, $375 for Board meetings attended by telephone, $400 for each committee meeting attended and $200 for committee meetings attended by telephone. BancTrust directors are also eligible to receive stock options under the Company’s 2001 Incentive Compensation Plan. No options were awarded to outside directors in 2004.

BancTrust approved the continuance of a Directors Deferred Compensation Plan previously in place at CommerceSouth, Inc. pursuant to which a director of BancTrust may direct that the payment of all or any portion of the cash compensation that would otherwise be payable to the director be credited to an account which will acquire BancTrust common stock. The director may elect to receive distribution of the shares held for the director when the director’s service on the board terminates in a lump sum or in a series of annual or quarterly installments over five years. Dividends paid on the shares held for the director are accumulated and reinvested in BancTrust common stock.

Five Year Total Shareholder Return

The following indexed graph compares BancTrust’s five-year cumulative total shareholder return with the Nasdaq Market Index and with a published peer group industry index, prepared by Media General Financial Services, based on bank holding companies in the southeast regional section of the United States. The comparison assumes the investment of $100 on December 31, 1999, with dividends reinvested quarterly through December 31, 2004. Returns of each component issuer have been weighted according to that issuer’s market capitalization.

[CHART APPEARS HERE]

	1999	2000	2001	2002	2003	2004
BANCTRUST FINANCIAL GROUP, INC.	$100	$81.19	$88.23	$103.42	$154.42	$243.78
MGFS SOUTHEAST REGIONAL BANKS	$100	102.09	128.30	137.41	175.45	201.74
NASDAQ MARKET INDEX	$100	62.85	50.10	34.95	52.55	56.97

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2004 with respect to BancTrust’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase BancTrust’s securities.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Security Holders	322,000[1]	$13.56	143,000[2]
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A

[1]	Includes shares issuable pursuant to outstanding options under the Company’s 1993 Incentive Compensation Plan and its 2001 Incentive Compensation Plan.

[2]	Represents shares of BancTrust Common Stock which may be issued pursuant to future awards under the 2001 Incentive Compensation Plan.

Compensation Committee Interlocks and Insider Participation

The Executive Committee of the Board of Directors served as its Compensation Committee for calendar year 2004, the first year following the merger of BancTrust and CommerceSouth. Stephen G. Crawford, Chairman of the Executive Committee, is a member of the Hand Arendall, LLC law firm which serves as counsel for BancTrust, the Mobile Bank and Trust Company. In August of 2003, Mr. Crawford was asked by the Chief Executive Officer of the Company to temporarily become an employee and executive officer of the Company in order to assist him with the merger and integration of CommerceSouth. Mr. Crawford became an employee and officer in August of 2003 with the title of “General Counsel,” and served as such during 2004. His appointment was approved by the Board of Directors. Mr. Crawford resigned from the position at the end of 2004 and is no longer an officer or an employee of the Company. W. Bibb Lamar, Jr., Chief Executive Officer of BancTrust, and J. Stephen Nelson, Chairman of the Board of BancTrust and a former executive officer of BancTrust, also served on the Executive Committee. Mr. Crawford, Mr. Lamar and Mr. Nelson are not considered independent directors under applicable rules and regulations. In addition to those three directors, initially five and later six independent directors also served on the Executive Committee. For calendar year 2005 and thereafter a separate and distinct Compensation Committee has been established. The Compensation Committee consists entirely of independent directors.

Report of Executive/Compensation Committee of the Board of Directors

General Policies

The Executive Committee met, and the Compensation Committee now meets, regularly for the purpose of reviewing and making decisions with regard to executive compensation, including qualified and non-qualified employee benefit plans, both short term and long term. The Company’s goal is to retain, attract and motivate the best possible banking talent and to provide to its key executive officers competitive compensation packages and rewards for outstanding work and results, both on an annual basis and for the long-term.

Following the merger with CommerceSouth at the end of December, 2003, the Executive Committee (hereafter referred to, together with the Compensation Committee, as appropriate, as the “Committee”) was required to address a significant new geographical market with regard to a number of key employees. Being guided by the provisions of the new strategic plan, the Committee sought to consolidate the existing compensation packages of BancTrust and CommerceSouth at the time of the merger into one integrated, competitive and comprehensive compensation plan for the entire Company.

In order to accomplish this goal, the Committee engaged a regional consulting firm to work with it and give it professional advice with regard to annual compensation, annual bonus incentive plans and long term incentive plans. The Committee and its consultant, working together, developed both regional and national peer groups of similar banking companies with a view toward insuring that the Company’s key officers, many of whom are operating in highly competitive markets, are compensated for their services in a range comparable to the median range of all peer banks in the southeastern and southcentral United States. Our peer group of banks for comparison purposes is regularly reviewed as our Company grows and as some of the peer group banks are merged with other companies and are no longer comparable. This process is accomplished in consultation with our consultant.

Base Salary. Our goal is to be competitive with our total compensation program. In furtherance thereof, we engaged a new Human Resources Officer in late 2003 who developed a salary administration program for the entire Company. The goal of the Committee has been to establish base salaries for our executive officers in a range comparable to the median base salaries of our peer group banks. The Committee observed over the past few years that our base salaries were generally below that median. It gradually made increases which have, for the most part, brought us to the median range with regard to most of our executive officers. The Committee has compared the Company’s base salaries at least annually to surveys furnished by our Human Resources Officer, and it has reviewed them with our compensation consultant. The Committee makes recommendations to the Board of Directors with respect to all Company officers and with respect to certain senior executive officers of the subsidiary banks and trust company. The Committee takes into consideration in making its recommendations not only peer group base salary numbers but also the performance of the Company as a whole and the individual performances of the officers under consideration. The achievement of Company goals and individualized goals are taken into account in the annual incentive bonus programs discussed below.

Annual Performance Incentive Plan. The annual performance incentive plan was revised for calendar year 2004 following the merger with CommerceSouth. The plan provides for the possibility of bonuses for all officers participating in the plan based in part on the achievement of certain individualized goals set in advance by senior management and in part on the performance of BancTrust, with regard to appropriate officers, and individual subsidiaries with regard to other officers. The relative weight given to each element varies as to each officer. The Committee, in crafting the plan in consultation with its consultant, sought to motivate the executive officers to focus not only on their individual responsibilities but also on the Company as a whole. The latter element seemed to the Committee to be particularly important as the former CommerceSouth officers and employees were integrated into the Company. The amount of the bonuses is related to a percentage of base salary, with such percentages being generally higher for higher ranking officers. The base percentage is awarded for meeting all of the target goals. In some cases that percentage can be exceeded when the target goals are exceeded and can be reduced where the target goal is not met but a significant percentage of the target goal is met. The Compensation Committee intends to review the annual performance incentive plan each year as the goals of the Company change from time to time.

Long Term Incentive Plan. The Committee began working with its consultant in the early part of 2004 on a long term incentive plan based on stock options. Considerable study went into the development of a five-year plan which required goals to be met at the end of the five-year period. Since the plan was not completed until late in the year, it was decided that it would not be implemented until calendar year 2005 and that, in view of the hard work and successful completion of the integration of CommerceSouth, a restricted stock award would be made to the officers expected to be participants in the long term plan. Restricted stock awards under the Company’s 2001 Incentive Stock Option Plan were granted in early 2005 to those officers in an amount that approximated the value of the stock options which would have accrued during the first year had the plan been in effect. It is contemplated by the Compensation Committee that the long term plan will now have a four year horizon commencing with 2005.

The stock option grants to named executive officers in 2004 are shown in the table entitled “Option Grants in Last Fiscal Year.”

Options previously granted and outstanding at year-end are shown in the table entitled “Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.”

Other Compensation. Additionally, BancTrust’s subsidiaries maintain broad-based employee benefit plans, including pension plans and 401(k) savings and profit sharing plans, as described elsewhere in this document in the section entitled “Pension Plans.” Officers of BancTrust participate in such plans on the same basis as other employees.

Chief Executive Compensation

The Committee meets in executive session to review the Chief Executive Officer’s salary, annually consults with its consulting firm and uses compensation surveys with respect to peer bank practices. Compensation of the Chief Executive Officer is determined in accordance with the same basic factors as described above for other executive officers

The 2004 base salary increase for the Chief Executive Officer was established with a view to achieving a level of compensation in the median range of peer bank CEO’s. The Committee is empowered to recommend to the Board the Chief Executive Officer’s base salary in its discretion and without regard to particular factors. The Committee considered, however, the above referenced consultant’s report as well as the achievement by BancTrust of certain financial and strategic objectives, particularly the successful merger and integration of CommerceSouth under Mr. Lamar’s leadership.

The 2004 bonus for the Chief Executive Officer, determined in accordance with BancTrust’s Performance Incentive Plan, was $126,672, an amount equal to approximately 43.7% of his 2004 salary. The CEO’s bonus was based on his meeting or exceeding the target goals specified in the Performance Incentive Plan. Those goals were principally earnings and growth goals for the entire Company.

The Executive Committee met eight times in 2004 and five of those meetings were devoted entirely or in substantial part to discussion of compensation matters. The current members of the Executive Committee are as follows:

Stephen G. Crawford

James P. Hayes, Jr.

Clifton C. Inge

W. Bibb Lamar, Jr.

Harris V. Morrissette

J. Stephen Nelson

Paul D. Owens, Jr.

Dennis A. Wallace

Earl H. Weaver

The members of the new Compensation Committee appointed on January 19, 2005 are as follows:

James A. Faulkner

James P. Hayes, Jr.

Harris V. Morrissette

CERTAIN TRANSACTIONS AND MATTERS

Some of the directors, executive officers, and nominees for election as directors of BancTrust, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2004. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

Stephen G. Crawford, a director and nominee and a temporary employee and executive officer of BancTrust from August 2003 until December 31, 2004, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust and its subsidiaries. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Mobile Bank branches in Brewton and the Trust Company.

INDEPENDENT ACCOUNTANTS

KPMG LLP served as BancTrust’s independent registered accounting firm in 2004. In accordance with the recommendation of the Audit Committee, BancTrust’s Board of Directors has appointed KPMG to serve as BancTrust’s independent auditor for 2005.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of BancTrust’s Annual Financial Statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by KPMG during those periods.

	2003	2004
Audit Fees	$206,000	$505,263
Audit Related Fees	98,870	44,507
Tax Fees	85,978	91,376
All Other Fees	0	0
Total	390,848	641,146

Audit fees consisted of audit work performed in the preparation of financial statements, including an audit of BancTrust’s internal controls over financial reporting, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. Audit related fees consisted primarily of registration statements, accounting consultation, and benefit plan audits. Tax fees consisted principally of tax consultation and preparation of tax returns. All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of KPMG’s independence.

KPMG will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

OTHER MATTERS

Management currently does not know of any other matters to be presented at the meeting.

If a Proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, “For” the Board of Directors’ nominees in the election of directors. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of BancTrust.

Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers, and other employees of BancTrust and its subsidiaries. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established, (i) directors must be elected by a majority of the votes cast; and (ii) any other action to be taken generally must be approved by votes cast in favor in excess of votes cast against. Abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against the election of directors.

Communications Between Shareholders and the Board of Directors

Pursuant to a policy of BancTrust’s Board of Directors, shareholders wishing to communicate with BancTrust’s Board of Directors, either individually or as a group, should address correspondence in care of: Secretary, BancTrust Financial Group, Inc., 100 St. Joseph Street, Mobile, Alabama 36602. The communication will be forwarded to the individual board member or to the entire Board as appropriate.

Shareholder Proposals

Shareholder proposals intended to be submitted for consideration at the 2006 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 12, 2005, to be included in BancTrust’s Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2006 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 25, 2006, and they will exercise their authority in accordance with the recommendations of BancTrust’s Board of Directors.

/s/ F. Michael Johnson
F. Michael Johnson Executive Vice President, CFO and Secretary

Enclosures

April 11, 2005

APPENDIX A

BancTrust Financial Group, Inc.

Audit Committee Charter

Purpose

On behalf of the Board of Directors, the Audit Committee’s function is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Primary responsibility for the Company’s financial reporting and internal control structure lies with senior management, with oversight by the Board of Directors. The Audit Committee shall:

•	maintain open avenues of communication between the board of directors, management, the internal auditors, and the Independent Auditors;

•	be an informed, vigilant, and effective overseer of the Company’s internal controls and disclosure controls and procedures for financial reporting purposes;

•	have its duties and responsibilities set forth in a written charter;

•	report its activities to the full board on a regular basis;

•	comply with applicable law including Nasdaq and SEC rules and requirements of the Sarbanes-Oxley Act and follow regulations established by the holding company and its affiliates’ governing regulatory agencies.

Committee Organization

The Audit Committee shall be appointed annually by the Board of Directors. The Committee shall be comprised of at least three (3) but no more than five (5) directors, each of whom shall be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, any rules and regulations promulgated thereunder by the SEC, and the Rules of the National Association of Securities Dealers.

Each member of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee.

Authorities and Responsibilities

The Audit Committee shall meet at least 4 times per year or more frequently as circumstances require. The Company’s Chief Financial Officer and Internal Auditor will normally be present at each meeting, as well as the company’s Independent Auditor when appropriate. During most meetings, the Committee will hold private sessions with the Internal Auditor and the Independent Auditor. The Company’s General Counsel or legal representative may also attend the Committee’s meetings to discuss legal matters which may impact the Company’s financial position.

The Audit Committee has authority to retain outside legal counsel, accountants or other advisors, when deemed necessary, without the prior permission from the Corporation’s Board of Directors or management and shall be provided the necessary resources for such purposes.

The Audit Committee shall maintain minutes and other relevant documentation of all meetings held. The Committee should report actions taken to the Board of Directors with such recommendations as the Committee may deem appropriate.

The Audit Committee shall review, at least annually, the committee’s charter and recommend any proposed changes to the Board for approval. On an ongoing basis, the Audit Committee shall perform self assessments to ensure that the Committee’s responsibilities defined in the Charter are being performed and take corrective action when necessary.

The Audit Committee shall review annually the Company’s Code of Ethics for directors, officers, and employees, approve all waivers of the Code of Ethics and Conduct for directors and officers, and ensure timely disclosure of any such waivers by the Audit Committee.

The Audit Committee’s responsibilities shall also include the following:

•	review with management and the Independent Auditor the Company’s filings with the Securities and Exchange Commission and other agencies containing the company’s financial statements, including annual (10-K) and interim reports (10-Q) and consider whether the information contained in these documents is consistent with the information contained in the financial statements;

•	review earnings press releases;

•	review of major issues presented by internal audit and external audit regarding accounting principles and financial statement presentation;

•	review of analyses prepared by management or auditors relating to financial reporting issues;

•	review of the effect of regulatory and accounting initiatives;

•	review of any financial information and earnings guidance provided to analysts and ratings agencies;

•	discuss policies with respect to risk assessment and risk management;

•	meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with Independent Auditors;

•	review with the Independent Auditors any audit problems or difficulties and management’s response;

•	before hiring an employee or former employee of the Independent Auditors, set clear hiring policies related to these prospective employees; and

•	report regularly to the Board of Directors.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall disclose in the Company’s proxy statement:

•	whether the Audit Committee satisfied its Audit Committee Charter responsibilities;

•	the complete Audit Committee Charter at least once every three years;

•	that the independent auditors have discussed with the Audit Committee matters required to be discussed in Statement of Auditing Standards No. 61 including judgments used in developing financial reports;

•	that the Audit Committee has discussed the judgments in private session; and

•	that the Audit Committee recommended to the Board of Directors, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Required Processes

The Internal Auditor is ultimately responsible to the Board and the Audit Committee and shall report to the Chief Executive Officer and the Audit Committee. The Audit Committee shall select, evaluate, and replace the Internal Auditor as appropriate. The Audit Committee shall:

•	oversee and periodically review all services performed for the Internal Auditor by third parties;

•	review summaries of all significant findings in Internal Auditor’s reports as well as the resolution of such findings;

•	review the annual internal audit plans and assesses the Internal Auditor’s performance against the plan; and

•	meet privately with the Internal Auditor and his staff at regular meetings and on an as needed basis.

External Audit

The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any public accounting firm employed for preparing or issuing an audit report or related work. Each such public accounting firm shall report directly to the Audit Committee. The Committee shall have the sole authority to hire, determine funding for, evaluate, and fire the Independent Auditor. The Audit Committee shall:

•	review the scope and approach of the annual audit with the Independent Auditor;

•	review the Independent Auditor’s identification of issues and business and financial risks and exposures;

•	confirm and assure the independence of the Independent Auditors on an annual basis;

•	instruct the Independent Auditor to communicate and report directly to the Audit Committee any difficulties or disputes with management; and

•	approve in advance all audit and non-audit services to be provided by the Independent Auditor which are permissible under the law.

The Audit Committee has adopted the BancTrust Financial Group Inc. Audit and Non-Audit Services, Pre-Approval Policy, which the Audit Committee shall administer.

To the extent permitted by applicable SEC rules, the Audit Committee is authorized from time to time to delegate to one or more of its members, or to establish reasonably detailed pre approval policies and procedures pursuant to which management, shall have the authority to engage permissible services from the Independent Auditors other than audit, review, and attest services, provided that all such decisions to engage any permissible non-audit service shall be reported to the full committee at its next scheduled meeting.

The Audit Committee shall not engage the independent auditors for non-audit services that would impair their independence as described in Section 210.2-01(c)(4) of SEC Regulation S-X.

APPENDIX B

BancTrust Financial Group, Inc.

Audit and Non-Audit Services, Pre-Approval Policy

Statement of Principles

As contemplated by the Sarbanes-Oxley Act of 2002 (the Sarbanes Act) and related SEC rules, and as provided in the Holding Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditor. In connection with such responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence.

The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax, and All Other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee approves its pre-approval resolutions at least annually and modifies the types and amounts of services as it determines in its discretion.

Delegation

As contemplated by the Sarbanes Act and applicable SEC rules, the Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes Act, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if such engagement is less than $10,000. The Chairman shall report, for informational purposes only, any pre-approval of non audit services under the approved pre-approval policy at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the entire Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in other areas to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other audit services, which are those services that only the independent auditor reasonably can provide. Other audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit Related Services

Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve audit-related services, including among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting; financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting, or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services

The Audit Committee may pre-approve those tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

All Other Services

The Audit Committee may pre-approve those all other services that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The independent auditors shall not provide any of these services to the Company.

Pre Approval Fee Levels or Budgeted Amounts

Pre approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee. The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

Exhibit 1

Prohibited Non Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit.

•	Any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

APPENDIX C

BancTrust Financial Group, Inc.

Code of Ethics

Authority

Section 406 of the Sarbanes-Oxley Act of 2002 requires a company that is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 to disclose whether or not the company has adopted a code of ethics for its senior financial officers that applies to the company’s principal financial officer and comptroller or principal accounting officer, or persons performing similar functions. The Securities and Exchange Commission and the NASDAQ require publicly traded companies to maintain a code of ethics for its executive officers, directors, and employees.

Scope

The Code of Ethics shall apply to each director, officer, and employee (the “ Employees”) of BancTrust Financial Group, Inc. (the “Company”), and its affiliates, BankTrust, Sweet Water State Bank, BankTrust (Florida), BankTrust of Alabama, BancTrust Company, Inc., BancTrust Financial Services, Inc., and any other direct or indirect subsidiary of the Company now or at any time in the future (the “Affiliates”).

Introduction

“Code of Ethics” is defined by the Sarbanes-Oxley Act as a written standard that is reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in the periodic reports to be filed by the Company; and

•	Compliance with applicable governmental laws, rules, and regulations.

A “Code of Ethics” should also promote:

•	The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code;

•	Full, fair, accurate, timely and understandable disclosure in other public communications made by the Company; and

•	Accountability for adherence to the Code of Ethics.

The Company requires and expects each director, officer, and employee of the Company and the Affiliates to advocate and adhere to the following principles governing their professional and ethical conduct in the fulfillment of their respective responsibilities.

CODE OF ETHICS

Honest and Ethical Conduct

Legal and Ethical Standards

The Employees of the Company and the Affiliates will adhere to the highest legal and ethical standards applicable to the business of the Company.

A.	Business will be conducted in strict observance of both the letter and the spirit of applicable law, whether local, state, federal or foreign.

B.	In all situations including those where there are no applicable legal principles, or the law is unclear or conflicting, business will be conducted in such a manner that the Company and the Affiliates will not be embarrassed if the full facts are disclosed.

C.	The integrity of our institution and people is of utmost importance. Even the appearance of legal or ethical impropriety will be avoided.

Confidential and Insider Information

Non-publicly disclosed information obtained from customers and suppliers, as well as such information generated internally with respect to customers, suppliers, employees, and the Company’s own affairs, will be safeguarded and will not be used or disclosed except in the proper conduct of our business. The Company and the Affiliates have adopted policies establishing standards for the Employees of the Company and the Affiliates in the collection, use, and security of customer information.

A.	Disclosure of confidential information within the Company will be restricted to those having a proper need for such information.

B.	The Company and the Affiliates will publicly disclose, at the earliest appropriate time, all material developments relevant to their affairs which they are required by law to disclose. Such releases will be made through the proper corporate channels and follow the rules established by any applicable regulatory agencies. In doing so, the Company and the Affiliates will avoid, where possible, compromising confidential information relative to customers, suppliers, and employees.

Misuse of Corporate Position or Property

Corporate property, services, opportunities, confidential or insider information, and corporate position, authority, or influence accruing or available to the Employees of the Company or the Affiliates on account of their affiliation with the Company and the Affiliates shall not be used for personal benefit. Such individuals should not accept gifts or other favors which may appear to influence, or in fact influence, their actions or judgment in the discharge of their duties to the Company or the Affiliates.

Personal Responsibilities

The Employees of the Company and the Affiliates should conduct their personal affairs in such fashion that their duties and responsibilities to the Company and the Affiliates are not jeopardized, and ethical and/or legal questions do not arise with respect to their association or work with the Company and the Affiliates. Compliance with this Code is the responsibility of every director, officer, and employee, both with regard to their own affairs and with respect to reporting any possible violations of which they may become aware.

A.	Conflicts of interest should be avoided. A possible conflict of interest exists whenever directors, officers, employees, or members of their immediate families have an interest, direct or indirect, in an entity or matter which may influence a decision or recommendation they may have to make in the discharge of their responsibilities to the Company and the Affiliates. In the event a possible conflict does arise, its nature and extent should be fully disclosed immediately to the Chief Executive Officer of the Company, or, if he or she is not available, to another executive officer of the Company.

B.	Community and political activities are encouraged provided participation is accomplished in a legal manner, does not interfere with the discharge of work, duties or responsibilities owed the Company or the Affiliates, and is done in a manner clearly indicating the director, officer, or employee does not speak or act for the Company or the Affiliates.

C.	Corporate directorships, election or appointment to public office, commissions, boards, etc., may not be accepted by an officer or employee without prior approval of the Chief Executive Officer of the Company.

D.	Personal and financial affairs of Employees are expected to be conducted on a sound, moral, ethical, and legal basis.

E.	Officers and employees should be familiar with the provisions of the “General Statement of Personal Guidelines” included in the comprehensive Personnel Policies and Procedures of the Company and the Affiliates.

Intracorporate Relationships

Each director, officer, and employee has an important contribution to make to the Company’s overall objective of providing high quality financial services to customers at a reasonable profit in an ethical, competent, and professional manner. To accomplish this objective, it is imperative that we not only deal fairly and honestly with our customers, suppliers, auditors, attorneys, shareholders, and the public at large, but also in our relations with each other, both as individuals and as entities.

Reporting Requirements

The Securities Exchange Act of 1934 empowers the Securities and Exchange Commission to require periodic reporting of information by companies with publicly traded securities. Sections 302 and 906 of the Sarbanes-Oxley Act require the principal executive and financial officers of a company filing periodic reports to certify in each quarterly and annual report, among other things, that the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading, and the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition and results of operations of the Company and the Affiliates. The Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and any employee acting in that capacity are responsible for the full, fair, accurate, timely and understandable disclosure of financial reporting. It is the responsibility of the Employees of the Company and the Affiliates, regardless of position, to assist in any way possible in assuring that the financial information presented for the Company and the Affiliates, certified by the principal executive and financial officers, is fully, fairly, accurately, timely, and understandably reported.

The Sarbanes-Oxley Act of 2002 and resulting rules of the Securities and Exchange Commission and NASDAQ require the Company to disclose whether it has a Code of Ethics applicable to certain officers, namely, the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and anyone acting in that capacity, regardless of title. This Code is intended to comply with these requirements and be applicable to all officers, employees, and directors of the Company and the Affiliates.

Governmental Laws, Rules, and Regulations

The Employees of the Company and the Affiliates should follow the rules established by applicable governmental laws and regulations. The Employees of the Company and the Affiliates should adhere to the regulations set forth by the appropriate regulatory body included but not limited to The Securities and Exchange Commission, The Board of Governors of the Federal Reserve, The Federal Deposit Insurance Corporation, The Alabama State Banking Department and the Florida Office of Financial Regulation.

Administration

The Sarbanes-Oxley Act of 2002 requires the Audit Committee of all publicly traded companies to:

A.	Establish procedures for receiving, retaining, and handling complaints to the company regarding accounting, internal accounting controls, or auditing matters; and

B.	Establish a means for employees of the company to submit confidential and anonymous reports regarding questionable accounting or auditing matters.

The Audit Committee and Board of Directors of the Company and the Affiliates expect the Employees to follow the established Code of Ethics and to report the Company’s financial information, and follow its accounting and auditing practices in a reliable and accurate manner. Every Employee of the Company and the Affiliates is responsible for reporting deviations from the Code of Ethics, irregularities, or suspicious activities. While normal channels of communication and reporting exist within the Company and the Affiliates, Employees who are not comfortable reporting deviations from this Code, irregularities or suspicious activities through the normal channels are encouraged to report the information directly to the Chairman of the Company’s Audit Committee. The Audit Committee has adopted a separate policy establishing the procedures whereby Employees may report irregularities or suspicious activities anonymously to the Chairman of the Company’s Audit Committee.

Amendments and Waivers

Requested amendments to the Code of Ethics should be submitted in writing for approval by the Audit Committee of the Company and ratification by the Board of Directors of the Company.

Requested waivers from the Code of Ethics should be submitted in writing for approval by the Audit Committee of the Company and ratification by the Board of Directors of the Company.

Material violations of the Code of Ethics should be brought to the immediate attention of the Chief Executive Officer of the Company, the Company’s Auditor, or its Audit Committee.

The Company is required to disclose material departures from its Code of Ethics and amendments to its Code of Ethics within five (5) business days after it amends or waives a requirement of its Code of Ethics. The disclosure of amendments or waivers shall be made available on the company’s web site, www.banctrustfinancialgroupinc.com.

Administering the Code of Ethics is the responsibility of the Human Resources Manager, with assistance provided as follows:

A.	Where any doubt exists, interpretation and clarification as to the applicability of this Code to a particular situation should be sought from the Chief Executive Officer or Human Resources Manager of the Company, or the Chairman of the Company’s Audit Committee.

B.	All amendments to this Code will be first approved by the Audit Committee. The Human Resources Manager, in consultation with General Counsel of the Company, from time to time may issue interpretations, guidelines, and relevant materials, as appropriate.

C.	All departures from the Code of Ethics should be reported to the Human Resources Manager or Chief Executive Officer of the Company, or the Chairman of the Company’s Audit Committee.

BANCTRUST FINANCIAL GROUP, INC.

Proxy for Annual Meeting of Shareholders, May 12, 2005

Solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute, and appoint Dan Britton and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on March 18, 2005, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 12, 2005, at 10:00 a.m. C.D.T., and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1. Election of Directors.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ AGAINST all nominees listed below	☐ ABSTAIN

Stephen G. Crawford, David C. De Laney, Robert M. Dixon, Jr., Greg B. Faison, James A. Faulkner, Broox G. Garrett, Jr., W. Dwight Harrigan, James P. Hayes, Jr., Clifton C. Inge, W. Bibb Lamar, Jr., John H. Lewis, Jr., Harris V. Morrissette, J. Stephen Nelson, Paul D. Owens, Jr., Dennis A. Wallace and Earl H. Weaver.

(Instruction: To withhold your vote for any nominee, write that nominee’s name in the space provided below.)

(Continued and to be signed on the other side)

2. Other Business.

Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors’ Proxy Statement dated April 11, 2005, “FOR” the Board’s nominees in the Election of Directors. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

Please date, sign, and mail this Proxy in the envelope provided.

Postage not necessary if mailed in the United States.

Number of Shares
	DATED:	, 2005

SIGNED:

(Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.)